                                                                    EXHIBIT 10.5

                AMENDMENT TO OUTSTANDING STOCK OPTION AGREEMENTS


         THIS AMENDMENT, dated as of December 8, 2000, by and between Paradyne Networks, Inc. (the "Company") and _________________ ("Executive"), amends all options held by Executive immediately prior to December 8, 2000 to acquire common stock of the Company (the "Options") and any Stock Option Agreements (collectively, the "Option Agreements") representing the Options.

         WHEREAS, the Company and Executive desire to amend each of the Options and the Option Agreements as provided herein;

         NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

         1. Background. The following sentence is hereby added to each of the Options and the Option Agreements:

         "This option is amended pursuant to Section 6(b) of that certain Employment Agreement between the optionee and the Company, dated as of December 8, 2000 (the "Employment Agreement")."

         2. Term of Option. The Options and the Option Agreements are hereby amended by deleting any provisions inconsistent with the following (relating to the term of the Options) and substituting therefor the following provisions:

         "The term of this option commences on the date of grant and, subject to
Section 11(b) of the Company's Amended and Restated 1996 Equity Incentive Plan (or the corresponding provision of such other plan of the Company under which the option was granted), expires upon the earliest of:

                  (i) the tenth (10th) anniversary of the date of grant (the "Expiration Date");

                  (ii) twelve (12) months after the optionee's death, if he dies during his employment with the Company; or

                  (iii) twelve (12) months after the termination of the optionee's employment with the Company due to Disability (as defined in Section 7(a) of the Employment Agreement); or

                  (iv) twelve (12) months after the termination of the optionee's employment with the Company due to Retirement (as defined in Section 7(a) of the Employment Agreement); or

                  (v) twelve (12) months after the termination of the optionee's employment by the Company without Cause (as defined in Section 7(b) of the Employment Agreement); or

                  (vi) twelve (12) months after the termination of the optionee's employment with the Company as a result of his voluntary resignation for any reason; or

                  (vii) the date of the termination of the optionee's employment by the Company for Cause (as defined in Section 7(b) of the Employment Agreement).

         3. To the extent not inconsistent with the amendments made hereby, the Options shall continue to be governed by the terms and conditions of the Option Agreements and the plan under which they were granted.

         IN WITNESS WHEREOF, Executive and the Company have duly executed this Amendment as of the day and year first above written.



                                            Paradyne Networks, Inc.



                                            By:
                                               ---------------------------